UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2019 (May 15, 2019)

ELLINGTON FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34569

Delaware	26-0489289
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 698-1200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 15, 2019, Ellington Financial Inc. (the “Company”) held its Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. The final voting results for each of the matters submitted to a vote of the stockholders at the annual meeting are set forth below.
Proposal 1: Election of Directors
Votes regarding the election of five directors, each of whom was elected for a term expiring at the 2020 annual meeting or until such time as his successor is elected and qualified, were as follows:

	For	Withheld	Broker Non-Votes
Thomas F. Robards	13,167,350	231,877	12,183,926
Lisa Mumford	12,992,774	406,453	12,183,926
Laurence Penn	13,272,434	126,793	12,183,926
Ronald I. Simon, Ph.D.	13,057,226	342,001	12,183,926
Edward Resendez	13,171,192	228,035	12,183,926
Proposal 2: Advisory (Non-Binding) “Say on Pay” Vote to Approve Executive Compensation
Votes on a proposal to approve, on an advisory basis, the compensation of the Company's named executive officers were as follows:

For	Against	Abstentions	Broker Non-Votes
13,011,835	287,588	99,804	12,183,926

Proposal 3: Ratification of the Appointment of the Company's Independent Registered Public Accountants
Votes regarding the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019 were as follows:

For	Against	Abstentions	Broker Non-Votes
25,336,398	119,227	127,528	*
* No broker non-votes arose in connection with this proposal due to the fact that the proposal was considered “routine” under New York Stock Exchange Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL INC.
Date:	May 16, 2019	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer